Exhibit 77(q)

Exhibits

(a)(1)  Unanimous Written Consent of the Board of Trustees dated January 30, 2009 fixing the number of trustees comprising the Board at 10 – Filed herein

(e)(1)  Amended and Restated Schedule 1 dated October 27, 2008 to the Investment Management Agreement between ING Mayflower Trust and ING Investments, LLC dated September 1, 2000 – Filed as an Exhibit to Post-Effective Amendment No. 69 to the Registrant’s Form N-1A Registration Statement on February 26, 2009 and incorporated herein by reference.

(e)(2)  Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. dated October 27, 2008 – Filed as an Exhibit to Post-Effective Amendment No. 69 to the Registrant’s Form N-1A Registration Statement on February 26, 2009 and incorporated herein by reference.

(e)(3)  Schedule A dated October 27, 2008 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. – Filed as an Exhibit to Post-Effective Amendment No. 69 to the Registrant’s Form N-1A Registration Statement on February 26, 2009 and incorporated herein by reference